                                                                   EXHIBIT 10.35



                       EXECUTIVE INCENTIVE PLANS FOR 1997


                                                                  PORTION
                                           1997       PORTION    BASED ON
                                          BONUS        BASED     PERSONAL
            EXECUTIVE OFFICER            MAXIMUM       ON EPS      GOALS
                                         ---------    -------    --------
                                                       (a)         (b)
    William H. Wilcox, President, CEO     $300,000       100%       ----

    Mark E. Pape, Senior Vice             $110,550        85%        15%

    Peter R. Barnett, Senior Vice         $110,550        85%        15%



NOTES:

(a) The percentage in this column reflects the portion of the maximum bonus that may be paid upon achievement of targeted earnings per share. This percentage may be reduced to zero if an established minimum level of earnings per share is not achieved.

(b) The percentage in this column reflects the portion of the maximum bonus that may be awarded upon achievement of defined personal objectives.
      Such objectives are individually designed to reflect the executive s functional responsibilities within the context of the company s strategic and tactical objectives. This percentage may be reduced to zero if the defined personal objectives are not achieved.